UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): April 14, 2008

SPUTNIK ENTERPRISES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	333-126158	52-2348956
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	identification number)

650 5th Street, Suite 303, San Francisco, CA 94107
(Address of principal executive offices) (Zip code)

(415) 355-9500
Registrant's telephone number, including area code

None
(Former Address If Changed since Last Report)

Item 3.02   Sale of unregistered securities

On April, 14, 2008, Sputnik, Inc., of which Mr. David LaDuke, our CEO and Director, is the sole officer, director and shareholder, was issued 35,000,000 shares of Sputnik Enterprises, Inc. in furtherance of Sputnik Enterprises' business plan as set forth in Schedule 14C filed with the SEC on January 14, 2008. No consideration was given or received in any of these transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Sputnik Enterprises, Inc.
By: David LaDuke
/s/ David LaDuke
Date: April 16, 2008